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                                                                    Exhibit 10.1


                                    AGREEMENT

     Agreement, dated as of June 30, 2002 (the "Agreement"), among Lifeline Systems, Inc., a Massachusetts corporation (the "Company"), and (a) ValueAct Capital Partners, L.P. ("ValueAct Partners"), (b) ValueAct Capital Partners II, L.P. ("ValueAct Partners II"), (c) ValueAct Capital International, Ltd. ("ValueAct International"), (d) VA Partners, L.L.C. ("VA Partners"), (e) Jeffrey
W. Ubben, (f) George F. Hamel, Jr. and (g) Peter H. Kamin (collectively and individually, "ValueAct"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Rights Agreement defined below.

     WHEREAS, ValueAct is as of the date hereof the beneficial owner of 901,100 shares of the Common Stock, $.02 par value per share, of the Company (the "Common Stock"), constituting 14% of the shares of Common Stock outstanding as of April 30, 2002;

     WHEREAS, the Company and State Street Bank and Trust Company, a Massachusetts trust company, as rights agent (the "Rights Agent"), are parties to a Rights Agreement dated as of July 24, 1998 (the "Rights Agreement"), under which certain events would occur if a Person, alone or together with its Affiliates and Associates, other than an Exempted Person, becomes the beneficial owner of 15% or more of the shares of Common Stock then outstanding (the "Share Limit");

     WHEREAS, ValueAct desires to purchase additional shares of Common Stock which may exceed from time to time 14.9% of the then outstanding shares of Common Stock of the Company (any such shares in excess of 14.9% of the then outstanding shares of Common Stock of the Company being referred to as the "Additional Shares", and the time period commencing on the first date on which ValueAct has beneficial ownership of any Additional Shares and ending on the date on which ValueAct files an amended Schedule 13D with the Securities and Exchange Commission showing that it no longer beneficially owns any Additional Shares being referred to as the "Exemption Period") and the Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Rights Agreement to permit ValueAct to do so, subject to the limitations, terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the premises and the covenants hereinafter contained, it is agreed as follows:

     1. Amendment to Rights Agreement. Upon the execution and delivery of this Agreement, the Company shall enter into Amendment No. 2 to Rights Agreement in the form of Exhibit A attached hereto (the "Rights Amendment").

     2. Voting of Additional Shares. In any and all matters requiring the vote or consent of the stockholders of the Company for which the record date with respect to such vote or consent is within the Exemption Period, ValueAct shall vote, or cause to be voted, all of the

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Additional Shares in the manner that a majority of the shares of the Common
Stock of the Company voting on such matter (other than the Additional Shares) have been so voted.

     3. Irrevocable Proxy. Concurrently with the execution of this Agreement, each of the Persons comprising ValueAct, and each other Person which is an Affiliate or Associate of ValueAct which owns shares of the Common Stock of the Company, agrees to deliver to the Company a proxy in the form attached hereto as Exhibit B (the "Proxy"), which shall be irrevocable to the extent provided therein, with the total number of Additional Shares subject to the Proxies set forth therein. Each Affiliate and Associate of ValueAct which acquires shares of the Common Stock of the Company from time to time during the Exemption Period shall enter into such a Proxy and shall deliver the same to the Company. The Company shall return each Proxy to the grantor thereof following the last vote for which the record date occurs within the Exemption Period.

     4. No intent to effect change of control, etc. ValueAct represents and warrants that (i) its reports on file with the Securities and Exchange Commission were correct and complete in all material respects on the date when filed, and that no new reports or amendments are required to be filed and (ii) the shares of Common Stock which it beneficially owns or shall beneficially own are being held by it for investment purposes only, and not with the purpose of changing or influencing the control of the issuer. Accordingly, ValueAct agrees that, during the Exemption Period, it will not and will cause its Affiliates and Associates not to in any manner, directly or indirectly: (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek to effect, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any tender or exchange offer, merger or other business combination involving the Company, (ii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company, or (iii) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company, (b) form, join or in any way participate in a "group" (as defined under the Exchange Act) with respect to any securities of the Company, (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company, (d) make, or take any action which might force the Company to make, a public announcement regarding any of the matters set forth in (a) above, or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing.

     5. Fees and Expenses. ValueAct shall promptly reimburse the Company for its costs and expenses, including reasonable legal fees and expenses, that are incurred by the Company in connection with the negotiation, execution and delivery of this Agreement and the Rights Amendment, not to exceed $7,500. In addition, ValueAct shall promptly reimburse the Company for its costs and expenses, including reasonable legal fees and expenses, that are incurred by the Company in connection with any actions taken by the Company to enforce its rights under this Agreement and the Rights Amendment.

     6. Disclosure. The Company and ValueAct confirm that neither the Company nor any other Person acting on its behalf has provided ValueAct or its agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that ValueAct will rely on the foregoing representation in effecting


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transactions in securities of the Company. ValueAct agrees not to seek information from the Company or any other Person acting on its behalf that may constitute material nonpublic information regarding the Company or its securities unless prior thereto it has entered into a non-disclosure agreement satisfactory to the Company.

     7. General.

          (a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (b) Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Company shall be entitled to specific performance of the agreements and obligations of ValueAct hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof).

          (d) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being send by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

     If to the Company, at 111 Lawrence Street, Framingham, Massachusetts 01702-8156, Attention: President, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention:
Jeffrey A. Stein, Esq.; or

     If to ValueAct, at One Maritime Plaza, 14th Floor, San Francisco, California 94111, Attention: George F. Hamel, or at such other address as may have been furnished in writing by ValueAct to the Company, with a copy to Dechert, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, Attention: Christopher G. Karras, Esq.

     Any party may give any notice, request, consent or other communication under this Agreement using any other tangible means (including, without limitation, personal delivery, messenger service, telecopy, first class mail, but not including electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.



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          (e) Complete Agreement. This Agreement and the Rights Amendment
     constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings relating to such subject matter.

          (f) Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), solely with the written consent of the Company and ValueAct. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          (g) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

          (h) Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.



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     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                                LIFELINE SYSTEMS, INC.


                                By: /s/ Ronald Feinstein
                                    ------------------------------------------
                                    Name:  Ronald Feinstein
                                    Title:  President

                                VALUEACT CAPITAL PARTNERS L.P.,
                                By VA PARTNERS, L.L.C., its General Partner

                                By: /s/ George F. Hamel, Jr.
                                    ------------------------------------------
                                    George F. Hamel, Jr., Managing Member

                                VALUEACT CAPITAL PARTNERS II L.P.,
                                By VA PARTNERS, L.L.C., its General Partner

                                By: /s/ George F. Hamel, Jr.
                                    ------------------------------------------
                                    George F. Hamel, Jr., Managing Member

                                VALUEACT CAPITAL INTERNATIONAL, LTD.,
                                by VA PARTNERS, L.L.C., its investment manager

                                By: /s/ George F. Hamel, Jr.
                                    ------------------------------------------
                                    George F. Hamel, Jr., Managing Member

                                VA PARTNERS, L.L.C.

                                By: /s/ George F. Hamel, Jr.
                                    ------------------------------------------
                                    George F. Hamel, Jr., Managing Member

                                /s/ Jeffrey W. Ubben
                                ------------------------------------------
                                Jeffrey W. Ubben

                                /s/ George F. Hamel, Jr.
                                ------------------------------------------
                                George F. Hamel, Jr.

                                /s/ Peter H. Kamin
                                ------------------------------------------
                                Peter H. Kamin


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